Exhibit 99.1
Planet Fitness, Inc. Announces Proposed Refinancing Transaction

Hampton, NH, December 1, 2025 - Planet Fitness, Inc. (NYSE: PLNT) (together with its subsidiaries, the “Company”) today announced that certain of its subsidiaries intend to complete a refinancing transaction, which will include the issuance of a new series of securitized debt under their existing securitized financing facility and repayment of their existing Series 2022-1 Class A-2-I Notes. The Company expects that these subsidiaries will also enter into a $75 million variable funding note facility, in addition to the existing $75 million 2022-1 Variable Funding Senior Secured Notes, Class A-1. As of September 30, 2025, there were no borrowings outstanding under the existing variable funding notes facility.
•The Company had approximately $2.2 billion of outstanding debt under its existing securitized financing facility as of September 30, 2025.
•The Company intends to issue $750 million Series 2025-1 Fixed Rate Senior Secured Notes, Class A-2 (the “Notes”), with the potential to upsize up to $850 million, subject to market conditions and other factors.
•The net proceeds of the securitized financing facility are expected to be used:
◦to repay in full the Series 2022-1 Class A-2-I Notes, which as of September 30, 2025, had a principal balance of approximately $410 million;
◦to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility; and
◦for general corporate purposes, which may include funding share repurchases by the Company.
The consummation of the offering is subject to market and other conditions and is anticipated to close in December 2025. However, there can be no assurance that the Company will be able to successfully complete the refinancing transaction on the terms described or at all.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of September 30, 2025, Planet Fitness had approximately 20.7 million members and 2,795 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness clubs are owned and operated by independent business men and women.
Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@planetcsc.com
603-957-4650

ICR, Inc.
PFCorpPR@icrinc.com

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to its ability to successfully complete the refinancing transaction, the potential size of the issuance, and potential share repurchases and the timing thereof. Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “may,” “potential,” “will,” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the Company’s ability to consummate the refinancing transaction on terms acceptable to the Company or at all, capital markets conditions, the Company’s substantial increased indebtedness as a result of the transaction and its ability to incur additional indebtedness or refinance that indebtedness in the future, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.